Exhibit (a)(1)(iii)

Form of Letter of Transmittal

LETTER OF TRANSMITTAL
Regarding Interests

In

UBS WILLOW FUND, L.L.C.

Tendered Pursuant to the Offer to Purchase
Dated September 19, 2011

If you do not wish to sell any of your interests, please disregard this Letter of Transmittal.

THE OFFER AND WITHDRAWAL RIGHTS WILL
EXPIRE AT, AND THIS LETTER OF TRANSMITTAL
MUST BE RECEIVED BY BNY MELLON INVESTMENT
SERVICING (US) INC. EITHER BY MAIL OR
BY FAX BY THE END OF THE DAY ON
MONDAY, OCTOBER 17, 2011, AT 12:00 MIDNIGHT,
NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete The Last Page Of This Letter Of Transmittal And Fax
Or Mail In The Enclosed Postage-Paid Envelope To:

UBS Willow Fund, L.L.C.
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 857
Claymont, Delaware 19703-9911

Attn:  Tender Offer Administrator

For additional information:

For additional information:
Phone: Fax:	(877) 431-1973 (302) 793-8201 (302) 793-8202

To assure good delivery, please send this Letter of Transmittal to BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor.

Ladies and Gentlemen:

The undersigned hereby tenders to UBS Willow Fund, L.L.C., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited liability company interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated September 19, 2011 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”).  The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the limited liability company interest in the Fund or portion thereof tendered hereby pursuant to the Offer.  The undersigned hereby warrants that the undersigned has full authority to sell the limited liability company interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase the limited liability company interest in the Fund or portions thereof tendered hereby.  The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned’s limited liability company interest in the Fund will be purchased.

The undersigned acknowledges that the method of delivery of any documents is at the election and the complete risk of the undersigned, including, but not limited to, the failure of the Fund’s Administrator, BNY Mellon Investment Servicing (US) Inc. (“BNY”), to receive any Letter of Transmittal or other document.  Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine.  Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived.

Investors are responsible for confirming receipt of this Letter of Transmittal and, therefore, must contact BNY at the address and phone number set forth above.  Please allow 48 hours for this Letter of Transmittal to be processed prior to contacting BNY to confirm receipt.  If you fail to confirm receipt of this Letter of Transmittal, there can be no assurance that your tender has been received by the Fund.

Payment of the purchase price for the limited liability company interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, will consist of one or two promissory notes that will be held for the undersigned by BNY.  Cash payments due pursuant to a promissory note will be deposited directly to the undersigned’s brokerage account at UBS Financial Services Inc. (“UBS Financial Services”) if the undersigned has a UBS Financial Services account, and, upon a withdrawal of such payment from such account, UBS Financial Services will impose such fees as it would customarily assess upon the withdrawal of cash from such brokerage account.  The undersigned recognizes that the portion of any cash payment pursuant to a promissory note representing a contingent payment of a portion of the purchase price will be based on the unaudited estimated net asset value as of December 31, 2011, of the limited liability company interest or portion thereof tendered, and will be determined upon completion of the audit of the Fund’s financial statements for calendar year 2011, which is anticipated to be completed not later than 60 days after the Fund’s fiscal year end, and will be paid in cash as soon as practicable thereafter.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

UBS WILLOW FUND, L.L.C.

If you do not want to sell your limited liability company interest at this time, please disregard this notice.  This is simply notification of the Fund’s tender offer.  If you choose to tender, you are responsible for confirming that BNY Mellon Investment Servicing (US) Inc. (“BNY”) has received your documents by the tender Expiration Date.  Please allow 48 hours for your Letter of Transmittal to be processed prior to contacting BNY to confirm receipt.  To assure good delivery, please send this page to BNY and not to your Financial Advisor.  This Letter of Transmittal must be received by BNY either by mail or by fax by the end of the day on Monday, October 17, 2011, at 12:00 midnight, New York time, unless the offer is extended.

Please fax or mail (this page only) in the enclosed postage-paid envelope to:
UBS Willow Fund, L.L.C. c/o BNY Mellon Investment Servicing (US) Inc. P.O. Box 857 Claymont, DE 19703-9911 Attn: Tender Offer Administrator

For additional information:
Phone: Fax:	(877) 431-1973 (302) 793-8201 (302) 793-8202

Part 1. Name:

Name of Investor: ☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐

SS# or Taxpayer ID #: ☐☐☐ ☐☐ ☐☐☐☐ Phone #: ☐☐☐ ☐☐☐ ☐☐☐☐

UBS Financial Services Brokerage Account # (if applicable): ☐☐ ☐☐☐☐☐ ☐☐

Part 2. Amount of Interests in the Fund to be Tendered:

☐	Entire limited liability company interest.

☐	Portion of limited liability company interest expressed as a specific dollar value. $______________________

Subject to maintenance of a minimum limited liability company interest equal to $50,000 ($25,000 for certain eligible investors who are identified in the Fund’s Confidential Memorandum), net of the Incentive Allocation (the “Required Minimum Balance”).  The undersigned understands that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the Required Minimum Balance, the Fund reserves the right to reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

Amounts payable are subject to pro ration as described in the Offer to Purchase.

Part 3. Signature(s):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:	____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name of Investor:	____________________________________________________________

Joint Tenant Signature:	____________________________________________________________
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name of Joint Tenant:	____________________________________________________________

FOR OTHER INVESTORS:

Print Name of Investor:	____________________________________________________________

Signature:	____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name of Signatory and Title:	____________________________________________________________

Co-Signatory if necessary:	____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name and Title of Co-Signatory:	____________________________________________________________